[AXA FINANCIAL GRAPHIC OMITTED]

           FOR IMMEDIATE RELEASE 1/31/01 AT 1:30 AM EST, 7:30 AM PARIS



              AXA FINANCIAL ANNOUNCES FOURTH QUARTER NON-RECURRING
                          NET GAIN OF $1.74 BILLION AND
               COMPLETES THE SALE OF SHARES OF CREDIT SUISSE GROUP

NEW YORK -- AXA Financial said today that fourth quarter net income would include a number of items totaling a net gain of $1.74 billion after tax, related to the sale of Donaldson, Lufkin & Jenrette (DLJ), and AXA's acquisition of the publicly held shares of AXA Financial as a result of which AXA Financial became a wholly owned subsidiary of AXA. This net gain will be included in AXA Financial's fourth quarter and full year earnings release on February 12.

AXA Financial also announced that it had completed the sale of all of the approximately 25 million shares of Credit Suisse Group stock, received from the sale of DLJ to Credit Suisse on November 3, 2000.

Regarding the sale of the Credit Suisse Group shares, Vice Chairman and Chief Financial Officer Stan Tulin said: "As we stated at the time of the transaction, we viewed these holdings as non-strategic and we intended to liquidate these shares opportunistically over time. We are pleased that we were able to do it so quickly."

The three major items recorded in the quarter were:

o An after-tax gain of $2.62 billion, net of costs and other items, related to the sale of Donaldson, Lufkin & Jenrette, which was completed on November 3, 2000. This transaction eliminates both capital risk and earnings volatility associated with DLJ's business and increases AXA Financial's focus on retail financial services.

o An after-tax cost of approximately $550 million in connection with AXA's purchase of all the publicly held shares of AXA Financial, primarily related to outstanding AXA Financial stock options.


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o    An after-tax investment loss of $329 million primarily from write-downs on its high yield bond portfolio as a result of broad weakness in credit markets from a slowing economy, coupled with a review of investment strategy following AXA's purchase of the publicly held shares of AXA Financial. This effectively marks to market the bond portfolio and will provide AXA Financial with additional flexibility to pursue a future investment strategy focused on total return as well as current yield.

AXA prepares its consolidated financial statements in accordance with French GAAP. Consequently, the effect of these transactions on AXA's consolidated financial statements will be significantly different from those recorded by AXA Financial due to differences related to French GAAP and as a result of AXA's 60% ownership interest in AXA Financial for most of the fourth quarter.

Conference Call and Audio Webcast
AXA Financial will host a live conference call on Wednesday, Jan. 31, from Paris at 9:00 am Paris time (3:00 am New York time).
o    Investors, excluding U.S. and U.K., should dial 44 20 8781 0598.
o    U.S. investors should dial (303) 267-1000.
o    U.K. investors should call 020 8781 0598.
Wait for an operator then reference the AXA Financial conference call. Please call 15 minutes before the live event to ensure you will be connected.

The call will also be available live and for 60 days after the event through AXA Financial's Web site at www.axa-financial.com.

A replay of the call will be available until Tuesday, Feb. 6, after the live conference.
o Investors, excluding U.S. and U.K., should dial 44 20 8288 4459; access code--648982.
o    U.S. investors should dial (303) 804-1855; access code--920120.
o    U.K. investors should call 020 8288 4459; access code--648982.


About AXA Financial
AXA Financial, Inc., with approximately $503 billion in assets under management* as of September 30, 2000, is one of the world's premier


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financial service organizations through its strong brands: The Equitable Life
Assurance Society, AXA Advisors, Equitable Distributors, Alliance Capital Management and Sanford C. Bernstein. AXA Financial is a wholly owned subsidiary and a member of the global AXA Group. AXA has operations in approximately 60 countries and has approximately 894 billion Euros in assets under management* as of June 30, 2000 and reported revenues of about **51 billion Euros for the nine months ended September 30, 2000. *AXA Financial AUM include Sanford C. Bernstein and exclude DLJ. AXA AUM include Sanford C. Bernstein and Nippon Dantai, but exclude DLJ. **Excludes DLJ and Sanford C. Bernstein.

Investor Contact:  Greg Wilcox, AXA
                   212-314-4040
                   Caroline Portel, AXA
                   212-314-6182
                   Matthieu Andre, AXA
                   212-314-4889
                   Anne-Karin Durante, AXA
                   011.33.1.40.75.57.91
                   Rebecca Antoniou, AXA
                   011.33.1.40.75.49.05

Media Contact:     Barbara Wilkoc, AXA Financial
                   212-314-3740
                   Christophe Dufraux, AXA
                   011.33.1.40.75.46.74